Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Agreement”) is effective as of the 11th day February, 2026 by and between La Rosa Holdings Corp. (the “Pledgor”), and Ricky Miller (the “Pledegee”) (the Pledgor and Pledgee are collectively the “Parties”).

RECITALS

WHEREAS, Pledgor has purchased from Pledgee a 49% Membership Interest in La Rosa Realty Lakeland LLC, a Florida limited liability company ( the “Company”) pursuant to the terms of that certain Settlement Agreement and that certain MIPA between Pledgor and Pledgee dated February 11th, 2026 (the “Settlement Agreement”);

WHEREAS, Pledgor agreed to pay Pledgee $350,000 (the “Sale Price”) with a lump sum payment of $150,000 upon the execution of this Agreement and $200,000 by a series of installment payments (the “Installment Payments”) in return for Pledgee’s 49% Membership Interest in the Company; &

WHEREAS, In order to secure the payment of the Installment Payments, Pledgor has agreed to pledge 28% of its Membership Interest in the Company, owned by Pledgor to Pledgee until the Installment Payments are paid in full.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND CONDITIONS, THE PARTIES HAVE AGREED AS FOLLOWS:

1. The above recitals are true and correct and are hereby incorporated herein by reference.

2. The collateral of this Agreement is 28% of the Membership Interest in the Company (the “Collateral”) issued in the name of the Pledgor.

3. Pledgor hereby grants to Pledgee a security interest in the Collateral to secure Pledgor’s performance of the payment of the Installment Payments to Pledgee.

4. Pledgor shall be in default under this Agreement if Pledgor fails to pay the Installment Payments to Pledgee in a manner as more particularly set forth in that certain Settlement Agreement and Membership Interest Purchase Agreement of even date herewith.

5. In the event that any Party to this Agreement believes that a default under the terms of this Agreement has occurred, the non-defaulting Party shall provide written notice of such default (the “Default Notice”) to the defaulting Party. The Default Notice shall specify the nature of the default, the actions required to cure the default, and shall be sent via certified mail, return receipt requested, or by a recognized overnight courier service to the addresses provided by the Parties in this Agreement.

Upon receipt of the Default Notice, the defaulting Party shall have a period of fifteen (15) days (the “Cure Period”) to cure the specified default. If the default is curable and the defaulting Party cures the default within the Cure Period, no further action shall be taken.

If the defaulting Party fails to cure within the Cure Period, the non-defaulting Party may pursue available remedies expressly provided in this Agreement and applicable law, provided that Miller’s monetary remedies shall be limited to recovery from the Pledged Interest unless and until a court of competent jurisdiction determines that such remedies are inadequate.

6. Notice. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, or sent by a recognized overnight courier service to the Parties at the addresses set forth in this Agreement or to such other address as any Party may have furnished to the others in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) if delivered personally, on the date of such delivery, (b) if sent by registered or certified mail, on the date receipt is acknowledged, and (c) if sent by recognized overnight courier service, one business day after the date of dispatch.

If to Pledgor:	La Rosa Holdings Corp.
1420 Celebration Blvd., 2nd Floor
Celebration, FL 34747
Attn: Joseph La Rosa, Chief Executive Officer
T: (321) 250-1799
E: joe@larosarealtycorp.com

with a copy to	Legal Counsel, P.A.
(which shall not constitute notice):	13330 W. Colonial Drive #110
Winter Garden, FL 34787
Attn: Michele Diglio-Benkiran, Esquire
T: (407)-982-4321
E: michele@legalcounselpa.com

If to Pledgee:	Ricky Miller
C/O c/o Sasso & Sasso, P.A.
630 South Maitland Avenue
Maitland, Florida 32751
Email: truefloridagroup@gmail.com

with copy to	Michael A. Sasso
(which shall not constitute notice):	Email: masasso@sasso-law.com

7. This Agreement shall automatically terminate upon Pledgee’s receipt of the total Installment Payments, at which time the Pledgee’s security interest in and to the Collateral shall terminate and become null and void.

8. This Agreement will be governed by the laws of Florida. Venue to enforce this Agreement and any and all claims related thereto shall be in Polk County, Florida.

9. The prevailing party in any litigation arising out of or related to this Agreement shall recover their attorney’s fees and costs incurred at trial and on appeal.

10. This Agreement shall not be modified or amended in any way except by writing executed by all Parties.

11. This Agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, successors and assigns.

12. Should any portion of this Agreement be deemed ineffective or invalid by the decision of any Court or passage of any legislation, it is the intention of the parties that the Agreement shall be construed as if the invalid provision, had not been contained herein, and the Agreement shall be otherwise valid.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 11th day of February, 2026.

PLEDGOR:		PLEDGEE:

La Rosa Holdings Corp.

/s/ Joseph La Rosa		/s/ Ricky Miller
By:	Joseph La Rosa, C.E. O	Ricky Miller

3